Exhibit 23.2



Price Waterhouse




                           CONSENT OF PRICE WATERHOUSE



April 28, 1998

To the Board of Directors of
R&G Financial Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of R&G Financial Corporation of our report dated February 2, 1998, which appears on Page 41 of R&G Financial Corporation's 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE
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PRICE WATERHOUSE
San Juan, Puerto Rico